STATE OF DELAWARE
                                               SECRETARY OF STATE
                                         DIVISION OF CORPORATIONS
                                        FILED 11:00 AM 10/28/2002
                                              020663003 - 2418423




                    CERTIFICATE OF AMENDMENT
                             OF THE
                      AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                   EDGE TECHNOLOGY GROUP, INC.


     EDGE TECHNOLOGY GROUP, INC. (the "Corporation"), a

corporation organized and existing under and by virtue of the

General Corporation Law of the State of Delaware (the "DGCL"),

hereby adopts the following Certificate of Amendment to the

Amended and Restated Certificate of Incorporation and,

     DOES HEREBY CERTIFY:

     FIRST:  The name of the Corporation is EDGE TECHNOLOGY
GROUP, INC.

     SECOND: By Written Consent dated June 25, 2002, the Board of Directors of the Corporation adopted the following resolutions amending the first paragraph of ARTICLE 4 of the Certificate of Incorporation of the Corporation, as previously amended and restated on September 1, 2000, (the "Amended and Restated Certificate of Incorporation") and further amended as of the same date:

          WHEREAS, the Board deems it to be in the best interest of the Corporation and its stockholders to amend the Corporation's Amended and Restated Certificate of Incorporation (the "Proposed Amendment") to provide that the name of the corporation should be changed from "Edge Technology Group, Inc." to "Axtive Corporation."

          WHEREAS, the General Corporation Law of the State of Delaware requires the approval of the stockholders of the Corporation prior to filing the Proposed
     Amendment.

          NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Corporation, the officers of Corporation be, and each hereby is, authorized, empowered and directed to prepare, execute and deliver such Certificate of Amendment to the Amended and Restated Certificate of Incorporation, certifying the adoption of these resolutions and the approval of the Proposed Amendment by the stockholders of the Corporation, as shall be necessary to replace
     Article One of the Amended and Restated Certificate of
     Incorporation, as amended, in its entirety with the following:

                         "ARTICLE ONE

               Name. The name of the corporation is
          Axtive Corporation (the "Corporation").

     SOLICITATION OF STOCKHOLDER CONSENT
     -----------------------------------

          WHEREAS, the Board of Directors deems it to be in the best interest of the Corporation and its stockholders not to solicit proxies for the Proposed Amendment to avoid the delay and additional expense to the Corporation associated with holding a special meeting of Stockholders and to instead obtain the written consent of a majority of the stockholders (including the holders of the Corporation's Series A Convertible Preferred Stock who vote on an "as-converted" basis) of the Corporation holding a majority of the voting interests necessary to approve the Proposed Amendment.

          NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation be, and hereby are authorized, empowered and directed to solicit consents from the stockholders of the Corporation holding a majority of the voting interests necessary to approve the Proposed Amendment and that, upon obtaining such approval, prompt notice thereof be given to all other stockholders of the Corporation, in compliance with the General Corporation Law of the State of Delaware and applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     RECORD DATE FOR STOCKHOLDER CONSENT
     -----------------------------------

          WHEREAS, the Board of Directors desires to establish a record date for stockholders entitled to vote, and deems it to be in the best interest of the Company and its stockholders to comply with the notice requirements required under the Exchange Act.

          NOW, THEREFORE, BE IT RESOLVED, that the record date for determining the stockholders entitled to vote shall be June 18, 2002, and the officers of the Corporation be, and hereby are, authorized, empowered and directed to deliver appropriate notices to the Corporation's transfer agent and other interested parties regarding the Proposed Amendment.

     PREPARATION OF SCHEDULE 14C INFORMATION STATEMENT

          RESOLVED, that the officers of the Corporation be, and hereby are, authorized, empowered and directed, upon obtaining stockholder consent for the Proposed Amendment, to prepare, with the assistance of legal counsel and other advisors, a Schedule 14C Information Statement prepared in compliance with the Exchange Act, and to cause such Information Statement to be filed with the Securities and Exchange Commission and delivered to the Stockholders of the Corporation, in compliance with applicable provisions of the General Corporation Law of the State of Delaware and the Exchange Act.

     FURTHER ACTION

          RESOLVED, that any acts of any appropriate officer of this Corporation and of any person or persons designated and authorized to act by any such officer, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Corporation; and be it

          FURTHER RESOLVED, that in addition to and without limiting the foregoing, the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take, or cause to be taken, such further action and to execute and deliver, or cause to be executed and delivered, for and in the name and on behalf of the Corporation, all such further instruments and documents as such proper officers, with the advice of counsel, may deem to be necessary or advisable in order to effect the purpose and intent of the foregoing resolutions and to be in the best interest of the Corporation (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments or documents, as the case may be, by or under the direction of any authorized officer), and all action heretofore taken by the officers of the Corporation in connection with the subject of the foregoing resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Corporation; and be it

          FURTHER RESOLVED, that the Secretary and any Assistant Secretary of the Corporation are hereby severally authorized and empowered to certify to the passage of the foregoing resolutions and to certify as to the authenticity of the signatures of any person or persons executing any of the foregoing documents by or on behalf of the Corporation.

     THIRD: Stockholders of the Corporation holding a majority of the issued and outstanding common stock of the Corporation adopted, including the votes of the holders of the Corporation's Series A Convertible Preferred stock, voting on an as-converted basis consistent with the rights and privileges granted to the holders of the Series A Convertible Preferred, approved and ratified such Amendment to ARTICLE ONE of the Amended and Restated Certificate of Incorporation of the Corporation by execution of a Written Consent dated June 25, 2002 pursuant to the provisions of Section 228 of the DGCL.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General
Corporation Law of the State of Delaware.

     FIFTH: That the Board has not determined to abandon such proposed Amendment in accordance with the authority granted to it by the resolutions adopted above and the DGCL.



     IN WITNESS WHEREOF, EDGE TECHNOLOGY GROUP, INC. has caused this Certificate of Amendment to the Amended and Restated

Certificate of Incorporation to be executed by its duly

authorized officers this 28th day of October, 2002.

                         EDGE TECHNOLOGY GROUP, INC.


                         By:  /s/  GRAHAM C. BEACHUM II
                            --------------------------------
                              Graham C. Beachum II,
                              President   and   Chief   Executive
                               Officer